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                                                                    EXHIBIT 8.2



                [Letterhead of Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation]


                                November 6, 2001



Solectron Corporation
777 Gibraltar Drive
Milpitas, CA  95035

         Re: Exchanges of exchangeable shares of Solectron Global Services Canada Inc. ("Exchangeco") for shares of common stock of Solectron Corporation ("Solectron")

Ladies and Gentlemen:

         We have acted as counsel to Solectron in connection with (i) the proposed business combination (the "Combination") with C-MAC Industries Inc. ("Company") pursuant to the Combination Agreement, dated as of August 8, 2001, by and among Solectron, 3924548 Canada Inc. and Company, as amended by Amendment 1 thereto (such agreement and amendment, together, the "Agreement"), dated as of September 7, 2001, by and among Solectron, 3924548 Canada Inc., Company and Exchangeco, and (ii) the proposed exchanges of Exchangeco exchangeable shares ("Exchangeable Shares") for shares of Solectron common stock, all pursuant to the Agreement and the Plan of Arrangement (the "Plan of Arrangement") a form of which is attached as an exhibit to the Agreement. The Combination and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "S-4 Registration Statement") of Solectron, which includes Company's Management Information Circular and Solectron's Proxy Statement/Prospectus (the "Circular/Proxy Statement/Prospectus"), and exchanges of Exchangeable Shares for shares of Solectron common stock are described in the Registration Statement on Form S-3 (the "S-3 Registration Statement" and, together with the S-4 Registration Statement, the "Registration Statements") of Solectron. This opinion is being rendered pursuant to the requirements of Item 16 of Form S-3 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the S-3 Registration Statement.

         In connection with this opinion, we have examined and are familiar with the Agreement and the Plan of Arrangement, the Registration Statements and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Combination will be consummated in the manner contemplated by the Circular/Proxy Statement/Prospectus and in accordance with the provisions of the Agreement and the Plan of Arrangement, (ii) all exchanges of Exchangeable Shares for shares of Solectron common stock will take place pursuant to terms of the Agreement, the Plan of
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Solectron Corporation
November 6, 2001
Page 2

Arrangement and documents ancillary thereto and (iii) the truth and accuracy of the representations and warranties made by Solectron, Exchangeco and Company in the Agreement.

         Because this opinion is being delivered prior to the Effective Time of the Combination and to any exchanges of Exchangeable Shares for shares of Solectron common stock, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of exchanges of Exchangeable Shares for shares of Solectron common stock or that contrary positions may not be taken by the Internal Revenue Service.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the S-3 Registration Statement under the caption "INCOME TAX CONSIDERATIONS - United States Federal Income Tax Consequences to Non-U.S. Holders," subject to the limitations and qualifications described therein, sets forth the material U.S. federal income tax consequences to Non-U.S. Holders who receive shares of Solectron common stock in exchange for Exchangeable Shares pursuant to the terms of the Agreement and the Plan of Arrangement.

         This opinion is furnished to you solely for use in connection with the S-3 Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement. We also consent to the reference to our firm name wherever appearing in the S-3 Registration Statement with respect to the discussion of the material U.S. federal income tax consequences to Non-U.S. Holders of the exchange of Exchangeable Shares for shares of Solectron common stock, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the S-3 Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,


                                            /s/ Wilson Sonsini Goodrich & Rosati

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation